Contact:	Marissa Vidaurri
Head of Investor Relations
(512) 683-5215

NI Reports Preliminary Financial Results for Q4 2020
Revenue of $367 million, above previous guidance

AUSTIN, Texas – Jan. 7, 2021 – NI (Nasdaq: NATI) today announced preliminary financial results for Q4 2020. The company expects GAAP revenue of $367 million, flat year over year, and above the high end of guidance shared on October 29, 2020. The company also expects record quarterly non-GAAP revenue of $369 million, up 19 percent sequentially. The company defines non-GAAP revenue as GAAP revenue adjusted to exclude the impact of purchase accounting fair value adjustments.

For Q4 2020, the value of the company’s overall orders are estimated to be up 7 percent year over year. The company estimates positive sequential and year over year order growth across all regions. Orders across all business units are estimated to be up sequentially with year over year order growth in semiconductor, aerospace, defense and government, and portfolio. Despite the previously discussed headwinds in China, orders are estimated to be up 19 percent year over year.

The company expects Q4 2020 GAAP diluted earnings per share to be within guidance shared on October 29, 2020 and non-GAAP diluted earnings per share to be at or above the high end of that guidance. GAAP EPS includes higher restructuring charges than previously expected within guidance shared on October 29, 2020.

We ended the fourth quarter with estimated cash, cash equivalents and short-term investments of $320 million.

Q4 2020 Earnings Call Scheduled
No conference call will be held in conjunction with this press release. The company plans to share final results for Q4 2020 with the financial community on the earnings conference call scheduled January 28, 2021 at 4:00 p.m. CT.

Preliminary Non-GAAP Results
In addition to disclosing results determined in accordance with GAAP, NI discloses certain estimated non-GAAP operating results and non-GAAP information that exclude certain charges. This news release discloses our estimated non-GAAP revenue, which we define as GAAP revenue adjusted to exclude the impact of purchase accounting fair value adjustments (for Q4 2020 these adjustments related to our recently acquired OptimalPlus subsidiary), and the estimated sequential and year over year change in non-GAAP revenue. The company believes that including our estimated non-GAAP revenue, and the estimated sequential and year over year change in our non-GAAP revenue, assists investors in assessing the company's operational performance. When presenting non-GAAP results, the company includes a reconciliation of the non-GAAP results to the GAAP results. A reconciliation of the company’s estimated non-GAAP revenue to its estimated GAAP revenue, and of the company’s estimated sequential and year over year change in non-GAAP revenue to its estimated sequential and year-over-year change in GAAP revenue is included with this news release.

The company’s non-GAAP results exclude, as applicable, the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs.

Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider the impact of purchase accounting fair value adjustments, stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction and integration costs, taxes levied on the transfer of acquired intellectual property, foreign exchange loss on acquisitions, restructuring charges, tax reform charges, disposal gains on buildings and related charitable contributions, tax effects related to businesses held for sale, gain on sale of businesses, and capitalization and amortization of internally developed software costs. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses preliminary estimated order growth in China, which includes orders attributable to mainland China and Hong Kong Special Administrative Region.

Forward-Looking Statements
This release contains “forward-looking statements” based on current expectations and assumptions that are subject to risks and uncertainties, including estimates of our Q4 2020 GAAP revenue and GAAP revenue growth, non-GAAP revenue and non-GAAP revenue growth, order growth, and cash and cash equivalents at the end of the quarter; and expecting Q4 2020 GAAP diluted earnings per share to be within guidance shared on October 29, 2020 and non-GAAP diluted earnings per share to be at or above the high end of that guidance. These statements are subject to a number of risks and uncertainties, including risks and uncertainties related to the accuracy of our estimates; the COVID-19 virus and further economic and market disruptions resulting from COVID-19; further adverse changes or fluctuations in the global economy; further adverse fluctuations in our industry; foreign exchange fluctuations; changes in the current global trade regulatory environment; fluctuations in customer demands and markets; fluctuations in demand for NI products including orders from NI’s large customers; component shortages; delays in the release of new products; NI’s ability to effectively manage its operating expenses; manufacturing inefficiencies and the level of capacity utilization; the impact of any recent or future acquisitions or divestitures by NI (including the ability to successfully operate or integrate the acquired company’s business into NI, the ability to retain and integrate the acquired company’s employees into NI, and the ability to realize the expected benefits of the acquisition); NI’s ability to achieve the benefits of employee restructuring plans and possible changes in the size and timing of the related charges; expense overruns; and adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the year ended Dec. 31, 2019, its Form 10-Q for the quarter ended September 30, 2020 and the other documents it files with the SEC for other risks associated with the company’s future performance. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in our forward-looking statements.

All information in this release is as of the date above. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations

About NI
At NI, we bring together the people, ideas and technology so forward thinkers and creative problem solvers can take on humanity’s biggest challenges. From data and automation to research and validation, we provide the tailored, software-connected systems engineers and enterprises need to Engineer Ambitiously™ every day. (NATI-G)

National Instruments, NI, ni.com and Engineer Ambitiously are trademarks of National Instruments Corporation. Other product and company names listed are trademarks or trade names of their respective companies.

Reconciliation of Preliminary GAAP Revenue to Preliminary Non-GAAP Revenue
(unaudited)
	Three Months Ended
	December 31,
	2020 (Preliminary)	2019	Percent Inc/(Dec)

GAAP Revenue	$367,200	$367,468	0%
plus: Impact of purchase accounting fair value adjustments	1,960	—
Non-GAAP Revenue	$369,160	$367,468	0%